Exhibit 99.01

NEKTAR THERAPEUTICS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Nektar Therapeutics and its subsidiaries (the “Company”) have been prepared to reflect the sale of certain assets and obligations related to the Company’s pulmonary technology, development, and manufacturing operations to Novartis Pharmaceuticals Corporation and Novartis Pharma AG (together referred to as “Novartis”) on December 31, 2008.  The Company has retained its  BAY41-6551 (also known as NKTR-061, Amikacin Inhale), program, which is partnered with Bayer Healthcare LLC, certain royalty rights relating to its Bayer Schering Pharma AG partnered program Cipro Inhale, its development program related to NKTR-063 (Inhaled Vancomycin) and certain intellectual property rights specific to inhaled insulin.

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on the Company’s historical Condensed Consolidated Statement of Operations for the nine months ended September 30, 2008 and Consolidated Statement of Operations for the twelve months ended December 31, 2007, and give effect to the disposition transaction as if it had occurred on January 1, 2007.  The Unaudited Pro Forma Condensed Consolidated Statements of Operations do not include any gain or loss on the sale or costs associated with the disposition.  The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008 is based on the Company’s historical Condensed Consolidated Balance Sheet as of that date and gives effect to the disposition transaction as if it had occurred on September 30, 2008.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the disposition.  The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include assumptions regarding the use of proceeds from the disposition transaction, which are presented as additional cash on the Unaudited Pro Forma Condensed Consolidated Balance Sheet.  Accordingly, the actual effect of the disposition, due to this and other factors, could differ from the pro forma adjustments presented herein.  However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the disposition been consummated as of the dates indicated or of the results that may be obtained in the future.  The Unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes should be read in conjunction with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2007, and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as in conjunction with the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the period ended September 30, 2008, and MD&A included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

NEKTAR THERAPEUTICS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(In thousands, except per share information)

	Unaudited
	As Reported	Pro Forma Adjustments	Pro Forma Statement of Operations
Revenue:
Product sales and royalties	$28,855	$—	$28,855
Contract research	32,977	(19,252)[a]	13,725
Total revenue	61,832	(19,252)	42,580
Operating costs and expenses:
Cost of goods sold	18,020	—	18,020
Cost of idle Exubera manufacturing capacity	6,821	—	6,821
Research and development	109,138	(42,569)[b]	66,569
General and administrative	36,951	(438)[b]	36,513
Amortization of other intangible assets	710	—	710
Total operating costs and expenses	171,640	(43,007)	128,633
Loss from operations	(109,808)	23,755	(86,053)
Non-operating income (expense):
Interest income	10,578	2,715 [c]	13,293
Interest expense	(11,835)	—	(11,835)
Loss on equity investment	(705)	705 [d]	—
Other income (expense), net	1,188	—	1,188
Total non-operating income (expense)	(774)	3,420	2,646
Loss before provision for income taxes	(110,582)	27,175	(83,407)
Provision for income taxes	536	—	536
Net income (loss)	$(111,118)	$27,175	$(83,943)
Basic and diluted net loss per share	$(1.20)		$(0.91)
Shares used in computing basic and diluted net loss per share	92,413		92,413

NEKTAR THERAPEUTICS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(In thousands, except per share information)

		Unaudited
	As Reported	Pro Forma Adjustments	Pro Forma Statement of Operations
Revenue:
Product sales and royalties	$180,755	$—	$180,755
Contract research	85,925	(25,152)[a]	60,773
Exubera commercialization readiness	6,347	—	6,347
Total revenue	$273,027	$(25,152)	$247,875
Operating costs and expenses:
Cost of goods sold	137,696	—	137,696
Cost of idle Exubera manufacturing capacity	6,314	—	6,314
Exubera commercialization readiness costs	3,507	—	3,507
Research and development	153,575	(50,741)[b]	102,834
General and administrative	56,336	(550)[b]	55,786
Impairment of long lived assets	28,396	—	28,396
Litigation settlement	1,583	—	1,583
Amortization of intangible assets	946	—	946
Gain on termination of collaborative agreements, net	(79,178)	—	(79,178)
Total operating costs and expenses	$309,175	$(51,291)	$257,884
Loss from operations	(36,148)	26,139	(10,009)
Non-operating income
Interest income	22,201	4,963 [c]	27,164
Interest expense	(18,638)	—	(18,638)
Other income (expense), net	1,133	—	1,133
Total non-operating income (expense)	4,696	4,963	9,659
Loss before provision (benefit) for income taxes	$(31,452)	$31,102	$(350)
Provision for income taxes	1,309	—	1,309
Net income (loss)	$(32,761)	$31,102	$(1,659)
Basic and diluted net loss per share	$(0.36)		$(0.02)

Shares used in computing basic and diluted net loss per share	91,876		91,876

The accompanying notes are an integral part of these consolidated financial statements.

NEKTAR THERAPEUTICS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2008
(In thousands)

	Unaudited
	As Reported September 30, 2008	Pro Forma Adjustments	Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$63,713	$110,724 [e]	$174,437
Short-term investments	280,803	—	280,803
Accounts receivable, net of allowance	8,515	—	8,515
Inventory	9,861	—	9,861
Assets held for sale	42,975	(42,975)[f]	—
Other current assets	4,420	—	4,420
Total current assets	$410,287	$67,749	$478,036
Property and equipment, net	73,641	1,262 [f]	74,903
Goodwill	78,431	(1,930)[f]	76,501
Other intangible assets, net	1,971	—	1,971
Other assets	4,022	—	4,022
Total assets	$568,352	$67,081	$635,433
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,113	$—	$2,113
Accrued compensation	14,723	(4,276)[g]	10,447
Accrued expenses	15,715	4,609 [h]	20,324
Interest payable	85	—	85
Capital lease obligations, current portion	1,401	—	1,401
Deferred revenue, current portion	11,970	(539)[i]	11,431
Other current liabilities	2,515	(452)[f]	2,063
Total current liabilities	$48,522	$(658)	$47,864
Convertible subordinated notes	315,000	—	315,000
Capital lease obligations	20,689	—	20,689
Deferred revenue	57,027	(525)[i]	56,502
Deferred gain	7,323	(1,204)[f]	6,119
Other long-term liabilities	11,159	—	11,159
Total liabilities	$459,720	$(2,387)	$457,333
Commitments and contingencies Stockholders’ equity:
Preferred stock	—	—	—
Common stock	9	—	9
Capital in excess of par value	1,309,973	—	1,309,973
Accumulated other comprehensive income	(478)	—	(478)
Accumulated deficit	(1,200,872)	69,468 [j]	(1,131,404)
Total stockholders’ equity	108,632	67,468	178,100
Total liabilities and stockholders’ equity	$568,352	$67,081	$635,433

NEKTAR THERAPEUTICS
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2008 and the twelve months ended December 31, 2007 give effect to the pro forma adjustments necessary to reflect the disposition of certain pulmonary assets and obligations as if the disposition occurred on January 1, 2007.  The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008 includes the pro forma adjustments necessary to reflect the disposition as if it occurred on September 30, 2008.

Note 2 – Pro Forma Adjustments

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations and Unaudited Pro Forma Condensed Consolidated Balance Sheet reflect the effect of the following pro forma adjustments:

a)
The reduction of revenue is the result of the assignment of our collaboration agreement for Cipro Inhale with Bayer Schering Pharma AG to Novartis and the termination of our collaboration agreement for Tobramycin inhalation powder with Novartis.

b)
The reduction of operating expenses is the result of the assignment of the operating lease for our San Carlos pulmonary manufacturing facility to Novartis, the transfer of certain pulmonary development programs, and the termination of employees related to the pulmonary business due to the sale of certain pulmonary assets to Novartis.

c)
The increase in interest income is the result of interest earned on the cash proceeds received of $115.0 million, net of payments of accrued compensation and transaction costs of approximately $8.9 million.

d)	The reduction of loss on equity investment is the result of the sale of our equity interest in Pearl Therapeutics Inc. to Novartis.
e)	Cash proceeds received of $115.0 million, net of payment of accrued compensation of approximately $4.3 million for terminated employees.
f)	Elimination of assets and liabilities associated with the pulmonary assets sold and obligations transferred to Novartis.
g)	Payment of accrued compensation for terminated employees.
h)	Transaction costs on sale of certain pulmonary assets to Novartis.
i)	Write-off of deferred revenue from our collaboration agreements for Cipro Inhale, which was assigned to Novartis, and Tobramycin inhalation powder, which was terminated.
j)	Change in net assets resulting from Pro Forma Adjustments.